Exhibit 10.29

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 20th day of September; 2003, between Northern Education Book Ltd. ("NEB"), a corporation duly incorporated under the laws of China, Ansheng Zeng, Xiaodong Gao and Chenggang Zhou (collectively, the "Purchasers"), CEN SMART NETWORKS LTD. ("CEN"), a company duly incorporated under the laws of China, CHINA VENTURES INC. ("CVI"), a company duly incorporated under the laws of the Province of British Columbia, and Cuiping Zhuang and Liping Cai (collectively, the "Vendors").

WHEREAS:

A.

The Vendors are the legal, beneficial and registered owners of 100% of NEB;

B.

CEN is a j oint venture company of CVI in China;

C.

NEB and the Vendors have estimated that NEB will generate at least 3 million RMB in net profit for the year ended December, 2003; such profit to be sustaining profit and not a one time profit;

D.

The Vendors have agreed and decided to have a new shareholder;

E.

The current valuation of NEB is 9 million RMB based on 3 million RMB net profit;

F.

The Vendors wish to sell and the Purchasers wish to purchase an 80% interest in NEB on the terms and conditions set forth below.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, and the mutual covenants and agreements set forth below, the parties hereto (the "Parties") covenant and agree as follows:

1.0

PURCHASE AND SALE

1.1

The Parties to this Agreement hereby agree that the purchase price for an 80% interest in NEB is 7.2 million RMB (the "Purchase Price").

1.2

On the basis of and subject to the tern1s and conditions of this Agreement, the Purchasers agree to purchase and the Vendors agree to sell, on the Closing Date (as hereinafter defined), the percentage interest in NEB (collectively, the "Purchased Interests") set forth opposite the names of each of the Vendors in Schedule A. such Purchased Interests representing an aggregate of an 80% interest in NEB, in exchange for the issuance to each such Vendor by CEN of that number of rights of exchange (collectively, the "Rights of Exchange") set forth opposite such Vendor's name in Schedule A.

1.3

The Purchasers shall be the registered and legal owners of the Purchased Interests in such proportions as they determine, holding such Purchased Interests in trust for CEN as bare trustee. CEN shall be the sole beneficial owner of the Purchased Interests, and shall be entitled to receive all distributions of income or returns of capital from NEB as and when made from time to time.

1.4

Immediately following the issuance of the Rights of Exchange, the Vendors and CVI shall exchange such Rights of Exchange on a one-for-one basis for Common shares of CVI (the "CVI Shares") in accordance with the Share Exchange Agreement attached hereto as Schedule B.

1.5

The Rights of Exchange will be issued to the Vendors as follows:

(a)

50% of the Rights of Exchange issuable to each of the Vendors, as set forth in Schedule A, will be issued to each of the Vendors on the Closing Date; and:

(b)

if the net profit of NEB for the fiscal year ended December 31, 2003 is equal to or greater than 3 million RMB, the remaining 50% of the Rights of Exchange, as set forth in Schedule A, will be issued to each of the Vendors as soon as practicable after the receipt by CEN and CVI of the audited financial statements of NEB for the fiscal year ended December 31, 2003; however, if the net profit of NEB for the fiscal year ended December 31, 2003 is less than 3 million RMB, the Purchase Price will be reduced by the amount equal to the difference between 3 million RMB and the actual net profit of NEB for the fiscal year ended .December 31, 2003 multiplied by three (the "Reduced Purchase Price"), in which case that number of remaining Rights of Exchange equal to the Reduced Purchase Price will be issued, on a pro rata basis, to each of the Vendors as soon as practicable after the receipt by CEN and CVI of the audited financial statements of NEB for the fiscal year ended December 31, 2003.

1.6

The CVI Shares shall be allotted and issued by CVI by the delivery to the Vendors, in the manner specified in Section 1.5 of this Agreement, of certificates duly registered in the names of the appropriate parties. All certificates representing the CVI Shares will be endorsed with a legend to the effect that the securities represented by such certificates are subject to a hold period and may not be traded in British Columbia until a date four months from the date of issue except as permitted by the Securities Act (British Columbia) and Securities Rules (British Columbia).

2.0

REPRESENTATIONS AND WARRANTIES

2.1

Each of the Vendors hereby warrants and represents severally, and not jointly and severally, to the Purchasers, CEN and CVI as follows and acknowledges that the Purchasers, CEN and CVI are relying on such representations and warranties in connection with the transactions contemplated herein:

(a)

such Vendor has all necessary power, capacity, authority and right to enter into and perform its obligations under this Agreement, including, without limitation, to sell and transfer the Purchased Interest owned by such Vendor to the Purchasers;

(b)

this Agreement has been duly and validly executed and delivered by such Vendor and constitutes a legal, valid and binding obligation of such Vendor, enforceable against it in accordance with its terms;

(c)

the Purchased Interest owned by such Vendor is legally and beneficially owned by such Vendor, free and clear of all liens, mortgages, charges, encumbrances and claims whatsoever and no person, other than the Purchasers, CEN and CVI, has any agreement or option, or right capable of becoming an agreement or option, to acquire the Purchased Interest owned by such Vendor, or any part thereof or interest therein;

(d)

except as set forth in Schedule A, such Vendor, or any affiliate or associate of such Vendor, does not own or does not have any agreement or option, or right capable of becoming an agreement or option, to acquire any shares, interests or other securities of NEB;

(e)

such Vendor, or any affiliate or associate of such Vendor, does not own any property or assets which are located on the lands owned by NEB or are used by NEB in the conduct of its business;

(f)

NEB is a corporation duly incorporated, organized and subsisting under the laws of its jurisdiction of incorporation, and is in good standing thereunder. NEB has the corporate power, authority and capacity to own and operate its properties and assets, and to carry on its business as presently being conducted;

(g)

NEB is duly qualified to carry on business in each jurisdiction in which the nature of the business or the property owned or leased by it makes such qualification necessary and in each jurisdiction in which failure to be so qualified would materially and adversely affect NEB;

(h)

the registered owners of all of the interests in NEB are set forth in Schedule A. All such interests in NEB have been duly authorized and issued as fully paid and non-assessable and have been authorized and issued in compliance with applicable laws concerning the issuance of securities;

(i)

the books and records of NEB fairly and correctly set out and disclose in all material respects the financial position of NEB as at the date thereof and all financial transactions of NEB relating to its business have been accurately recorded in such books and records in all material respects;

(j)

the minute books of NEB have been made available to CEN and CVI and contain all articles, by-laws and resolutions and a complete and accurate record of all meetings and actions of directors and shareholders of NEB since the incorporation of NEB, and reflect all transactions referred to in such minutes accurately up until the Closing Date. The share certificate books, register of shareholders, register of transfers and register of directors of NEB are complete and accurate;

(k)

the financial statements of NEB for the period ended December 31, 2002 (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and from period to period, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial conditions and operating results of NEB as of the dates and for the periods indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. The provision for taxes of NEB as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. A true and complete copy of the Financial Statements has been delivered to CEN and CVI;

(l)

except as set forth in the Financial Statements, NEB does not have any liabilities, obligations or commitments (including, without limitation, indebtedness, tax liabilities, guarantees, indemnifications, surety or similar obligations), whether accrued, absolute, contingent or otherwise;

(m)

there are no actions, suits or proceedings (whether or not purportedly on behalf of NEB) pending or, to the best of the knowledge of the Vendors, threatened against or adversely affecting NEB, or any of its assets at law or in equity or before or by any court or governmental agency, domestic or foreign;

(n)

other than the approval of the relevant regulatory authority in respect of the sale and transfer the Purchased Interests to the Purchasers, no authorization, consent or approval of, or filing with or notice to, any governmental agency, regulatory body, court or other Person is required to be obtained by any of the Vendors or by NEB in connection with the execution, delivery or performance of this Agreement or the sale of the Purchased Interests; and

(o)

the representations, warranties and statements of fact contained herein or otherwise furnished by or on behalf of the Vendors to the Purchasers, CEN and CVI in connection with the transactions contemplated by this Agreement do not omit to State any material fact necessary to make any such representation, warranty or statement not misleading to a prospective purchaser of equity shares seeking full information as to NEB and its business or proposed business, which, if known by the Purchasers, CEN and CVI, might reasonably be expected to deter the Purchasers, CEN or CVI from completing the transactions contemplated hereunder.

2.2

Each of the Purchasers hereby warrants and represents severally, and not jointly and severally, to each of the Vendors as follows and acknowledges that each of the Vendors is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)

such Purchaser has the capacity and right to enter into and perform its obligations under this Agreement, including, without limitation, to purchase the Purchased Interests from each of the Vendors; and;

(b)

this Agreement has been duly and validly executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms.

2.3

CEN warrants and represents to each of the Vendors as follows and acknowledges that each of the Vendors is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)

CEN is a company duly incorporated and validly existing under the laws of China, and has all necessary power, authority and right to enter into and perform its obligations under this Agreement; and

(b)

this Agreement has been duly and validly authorized, executed and delivered by CEN and constitutes a legal, valid and binding obligation of CEN, enforceable against it in accordance with its terms.

2.4

CVI warrants and represents to each of the Vendors as follows and acknowledges that each of the Vendors is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)

CVI is a company duly incorporated and validly existing under the laws of the Province of British Columbia, and has all necessary power, authority and right to enter into and perform its obligations under this Agreement; and

(b)

this Agreement has been duly and validly authorized, executed and delivered by CVI and constitutes a legal, valid and binding obligation of CVI, enforceable against it in accordance with its terms.

2.5

The representations and warranties contained in this Agreement shall survive the Closing (as defined below), the issuance of the Rights of Exchange and the exchange of the Rights of Exchange into the CVI Shares.

2.6

Each of the Vendors will, upon demand, indemnify, defend and hold harmless the Purchasers, CEN and CVI from and against any and all demands, claims, actions, proceedings, losses, damages, liabilities, costs and expenses suffered or incurred by the Purchasers, CEN and CVI, directly or indirectly, by reason of a breach of or any inaccuracy in any of the representations or warranties of that Vendor contained in Section 2.1 hereof or a breach of any of the covenants of that Vendor contained in Section 3.1 hereof.

2.7

CEN will, upon demand, indemnify, defend and hold harmless each of the Vendors from and against any and all demands, claims, actions, proceedings, losses, damages, liabilities, costs and expenses suffered or incurred by such Vendor, directly or indirectly, by reason of a breach of or any inaccuracy in any of the representations or warranties contained in Sections 2.2, 2.3 and 2.4 hereof or a breach of any of the covenants contained in Section 3.2 hereof.

3.0

COVENANTS

3.1

Each of the Vendors covenants and agrees to and with the Purchasers, CEN and CVI that:

(a)

such Vendor will, on or before the Closing Date, at its expense, execute and/or deliver each of the documents referred to in Section 5.1 hereof, and do any and all further acts and things and execute and deliver any and all further documents and instruments, as are necessary or desirable to carry out the intent of this Agreement; and

(b)

such Vendor will not enter into any agreement, commitment, or arrangement, or undertake or omit to take any other action, which would preclude the Vendor from completing the transactions contemplated hereby on the terms set out in this Agreement.

3.2

CEN and CVI covenant to and with each of the Vendors that they will execute and deliver, in accordance with the terms of this Agreement, each of the documents referred to in Section 5.2 hereof.

4.0

CONDITIONS PRECEDENT:

4.1

Notwithstanding anything herein contained, the obligation of the Purchasers, CEN and CVI to carry out the terms of this Agreement and to complete the purchase and sale of the Purchased Interests is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

(a)

each of the warranties and representations of each of the Vendors made herein shall be true and correct as of the date hereof and as of the Closing Date;

(b)

each of the Vendors shall have complied with all of the covenants and agreements required to be performed or complied with by him hereunder;

(c)

CEN shall be full~ satisfied, in its sole discretion, with the results of its due diligence inquiries regarding NEB and the Purchased Interests;

(d)

the Parties shall have obtained all approvals of the relevant regulatory authorities in respect of the sale and transfer of the Purchased Interests to the Purchasers; and

(e)

CVI shall have obtained all regulatory approvals required to enable CVI to complete the transactions contemplated hereby and to enable CVI to issue the CVI Shares hereunder.

4.2

The conditions set forth in Section 4.1 are for the benefit of the Purchasers, CEN and CVI and may be waived by the Purchasers, CEN and CVI in whole or in part on or before the Closing Date.

4.3

Notwithstanding anything herein contained, the obligation of the Vendors to carry out the terms of this Agreement and to complete the purchase and sale of the Purchased Interests is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

(a)

each of the warranties and representations of the Purchasers, CEN and CVI shall be true and correct as of the date hereof and as of the Closing Date; and

(b)

the Purchasers, CEN and CVI shall have complied with all of the covenants and agreements required to be performed or complied with by it hereunder.

5.0

CLOSING DELIVERIES

5.1

At the Closing, the Vendors shall deliver or cause to be delivered to the Purchasers:

(a)

certificates representing the Purchased Interests, registered in the name of the Vendors and duly endorsed for transfer to the Purchasers in such proportions as the Purchasers determine;

(b)

a certificate, executed by such Vendor and dated the Closing Date, to the effect that the representations and warranties of such Vendor contained in this Agreement are true and correct as of the Closing Date;

(c)

the re-registered NEB business license, certificate of the ownership, approvals and all related documents evidencing the Purchasers' 80% ownership of NEB; and;

(d)

the amended Articles and the name list of the Board of Directors of NEB.

5.2

At the Closing, CEN shall deliver or cause to be delivered to each of the Vendors share certificates registered in the name of the relevant Vendor representing 50% of the CVI Shares issuable to each of the Vendors as set forth opposite each such Vendors' name in Schedule A. As soon as practicable after the receipt by CEN and CVI of the audited financial statements of NEB for the fiscal year ended December 31, 2003, CEN shall deliver or cause to be delivered to each of the Vendors share certificates registered in the name of the relevant Vendor representing such number of CVI Shares issuable to each of the Vendors in accordance with Section 1.5(b) of this Agreement.

6.0

CLOSING:

6.1

The completion of the purchase and sale of the Purchased Interests as contemplated by this Agreement (the "Closing") shall take place at the date as the Parties may agree upon in writing (the "Closing Date"), at the offices of counsel for CVI or other place as agreed to by the Parties.

6.2

All documents to be delivered at the Closing will be delivered to counsel for CVI, in escrow, on or before the Closing Date. All matters of payment, execution and delivery of documents required to be paid and/or delivered at Closing will be deemed to be concurrent requirements, and the Closing shall not occur until all such payments and documents have been paid, executed and/or delivered, as the case may be.

7.0

GENERAL

7.1

Time shall be of the essence of this Agreement

7.2

This Agreement and each of the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

7.3

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof and any such invalid or unenforceable provision shall be deemed to be severable.

7.4

The terms "affiliate" and "associate", wherever used in this Agreement, shall have the respective meanings ascribed to them in the Company Act (British Columbia).

7.5

This Agreement, together with the other documents provided for herein, contains the whole agreement between NEB, the Purchasers, CEN, CVI and the Vendors in respect of the purchase and sale of the Purchased Interests and supersedes all prior agreements, undertakings and commitments, whether oral or written, between the Parties with respect to the subject matter hereof. There are no warranties, representations, terms, conditions or collateral agreements, express or implied, between the Parties with respect to the subject matter of this Agreement, except as set out in this Agreement or the documents provided for herein.

7.6

No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, nor shall any such waiver constitute a continuing waiver, unless otherwise expressly provided.

7.7

This Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and assigns; provided that neither this Agreement nor any of the documents to be delivered hereunder may be assigned, by either Party, without the prior written consent of the other Party.

7.8

This Agreement may be executed in one or more counterparts or by facsimile and together each such counterpart or facsimile shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the 26th day of September; 2003.

Northern Education Book Ltd.

“signed”

“signed”

Per:________________________

________________________

Authorized Signatory

ANSHENG ZENG

Signed by XIAODONG GAO in the presence

of:

Witness Name:  “signed”

“signed”

________________________

XIAODONG GAO

Signed by CHENGGANG ZHOU in the presence

of:

Witness Name:  “signed”

“signed”

_________________________

CHENGGANG ZHOU

CEN SMART NETWORKS LTD.

“signed”

Per:______________________

Authorized Signatory

CHINA VENTURES INC.

“signed”

Per:______________________

Authorized Signatory

Signed by Cuiping Zhuang in the presence

of:

Witness Name:  “signed”

“signed”

_________________________

Cuiping Zhuang

Signed by Liping Cai in the presence

of:

Witness Name:  “signed”

“signed”

_________________________

Liping Cai

SCHEDULE A

PURCHASED INTERESTS

Vendor	Percentage of Interest in NEB	Percentage of Purchased Interest	Number of Rights Exchange	Number of CVI Shares to be Issued

Cuiping Zhuang	60%	48%	3,600,000	3,600,000
Liping Cai	40%	32%	2,400,000	2,400,000

Total	100%	80%	6,000,000	6,000,000

SCHEDULE B

THIS AGREEMENT is made as of the 20th day of September 2003 between Northern Education Book Ltd. ("NEB"), a corporation duly incorporated under the laws of China, CEN SMART NETWORKS LTD. ("CEN"), a company duly incorporated under the laws of China, CHINA VENTURES INC. ("CVI"), a company duly incorporated under the laws of the Province of British Columbia, and Cuiping Zhuang and Liping Cai (collectively, the "Vendors").

WHEREAS:

A.

Pursuant to a share purchase agreement (the "Share Purchase Agreement") dated as of September 20, 2003, among NEB, Ansheng Zeng, Xiaodong Gao and Chenggang Zhou (collectively, the "Purchasers"), CEN, CVI and the vendors, the Purchasers agreed to purchase and the Vendors agreed to sell an aggregate of an 80% interest in NEB in exchange for the issuance by CEN of an aggregate of 6,000,000 rights of exchange (the "Rights of Exchange"); and

B.

CVI has agreed to acquire the Rights of Exchange immediately upon the issuance thereof in exchange for Common shares of CVI (the "CVI Shares") in accordance with the terms hereof;

NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby covenant and agree as follows:

1.0

SHARE EXCHANGE

1.1

CVI hereby agrees to purchase from each of the Vendors and each of the Vendors agrees to sell to CVI, immediately upon the issuance thereof, all, and not less than all, of the Rights of Exchange issued by CEN to such Vendor as consideration under the Share Purchase Agreement in accordance with the provisions of this Agreement.

1.2

The purchase price (the "Purchase Price") payable by CVI for each Right of Exchange to be purchased by CVI hereunder shall be one CVI Share with a deemed value of CDN$0.20. The Purchase Price for each such Right of Exchange so purchased may be satisfied only by CVI delivering to the Vendor one CVI Share.

1.3

Each of the Vendors hereby directs CEN to issue an instrument representing the Rights of Exchange in the name of CVI and hereby waives the right to receive a certificate in respect of the same.

1.4

CVI shall deliver to each of the Vendors certificates representing the CVI Shares comprising the total Purchase Price for the Rights of Exchange in accordance with the terms and conditions of the Share Purchase Agreement. Immediately upon the issuance of all of the Rights of Exchange, the closing of the transaction of purchase and sale contemplated hereby shall be deemed to have occurred and each of the Vendors shall be declared to have transferred to CVI all of its right, title and interest in and to such Rights of Exchange and shall cease to be a holder of such Rights of Exchange and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right hereunder to receive the total purchase price therefor CVI shall deliver certificates representing the CVI Shares transferred to each of the Vendors (or to such other persons, if any, properly designated by any such Vendor) in accordance with the terms and conditions of the Share Purchase Agreement. Concurrently with a Vendor ceasing to be a holder of the Rights of Exchange, such Vendor shall be considered and deemed for all purposes to be the holder of CVI Shares delivered to it pursuant to this Agreement.

2.0

VENDOR REPRESENTATIONS AND WARRANTIES

2.1

Each of the Vendors acknowledges that any CVI Shares issued to it hereunder will be subject to certain resale restrictions under applicable securities law and the Policies of the TSX Venture Exchange. Each of the Vendors also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions (and CVI is not in any manner responsible for ensuring compliance by any Vendor with such restrictions).

2.2

Each of the Vendors further acknowledges that a legend will be placed on the certificates representing any CVI Shares issued to it hereunder to the effect that the securities represented by such certificates are subject to a hold period and may not be traded in British Columbia until a date four months from the date of issue except as permitted by the Securities Act (British Columbia) and the Securities Rules (British Columbia).

2.3

Each of the Vendors warrants and represents to CVI that it will be acquiring any CVI Shares acquired hereunder as principal for its own account and not for the benefit of any other person, and for investment purposes and not with a view to resale or distribution.

3.0

GENERAL PROVISIONS

3.1

Time shall be of the essence of this Agreement

3.2

The parties hereto shall execute and deliver all such further documents and instruments and do all acts and things as may be reasonably required to carry out the full intent and meaning of this Agreement

3.3

This Agreement contains the whole agreement between the parties hereto in respect of the transactions contemplated hereby and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than expressly set forth in this Agreement No alteration or an1endment of this Agreement shall take effect unless the same is in writing duly executed by all of the parties hereto.

3.4

This Agreement shall ensure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns, as the case may be.

3.5

Except as expressly provided herein, this Agreement may not be assigned by any party hereto without the consent of each of the parties hereto.

3.6

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.7

This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the 20th day of September, 2003.

Northern Education Book Ltd.

“signed”

Per:______________________

Authorized Signatory

CEN SMART NETWORKS LTD.

“signed”

Per:______________________

Authorized Signatory

CHINA VENTURES INC.

“signed”

Per:______________________

Authorized Signatory

Signed by Cuiping Zhuang in the presence

of:

Witness Name:  “signed”

“signed”

_________________________

Cuiping Zhuang

Signed by Liping Cai in the presence

of:

Witness Name:  “signed”

“signed”

_________________________

Liping Cai